Exhibit 10.28

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

ASSET PURCHASE AGREEMENT

between

ZYDUS PHARMACEUTICALS USA, INC.

and

CADILA HEALTHCARE LIMITED D/B/A

and

THREE RIVERS PHARMACEUTICALS, LLC

Dated: June 20, 2008

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

i

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

TABLE OF CONTENTS

(continued)

ii

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of June 20, 2008, by and among Zydus Pharmaceuticals USA, Inc., a New Jersey corporation (“Seller”) and Cadila Healthcare Limited D/B/A Zydus-Cadila, an Indian corporation, and Three Rivers Pharmaceuticals, LLC, a Pennsylvania limited liability company (“Buyer”).

Recitals

WHEREAS, Buyer, Three Rivers Pharmaceuticals, LLC, filed a litigation against Seller, Zydus Pharmaceuticals USA, Inc., a majority owned subsidiary of Cadila Healthcare Limited, as well as Cadila Healthcare Limited, in the United States District Court for the Eastern District of Virginia, Case No. 2:07 CV 178 (RAJ) and Seller and Cadila Healthcare Limited filed counterclaims in such litigation (collectively, the “Litigation”); and

WHEREAS, in connection with the settlement of the Litigation, Buyer, Seller, and Cadila Healthcare Limited have agreed to enter into (i) a purchase agreement pursuant to which Buyer will purchase from Seller the Assets, as defined below, and (ii) a licensing agreement (“License Agreement”) pursuant to which Seller and Cadila Healthcare Limited will license from Buyer U.S. Patent No. *** and U.S. Patent Application No. *** and any and all U.S. patents and application(s) related thereto (the “License Agreement”), in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement and other good and valuable consideration, and in particular the License Agreement, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Purchase and Sale of Assets. Seller will sell, transfer, convey, assign and deliver to Buyer, and Buyer will purchase and acquire from Seller, the Assets on the terms and subject to the conditions set forth in this Agreement at the closing (the “Closing”) of the transaction contemplated by this Agreement (the “Contemplated Transaction”) free and clear of any Liens. Certain capitalized terms used in this Agreement are defined in Section 10.12.

1.1                     Assets. The term “Assets” means all of Seller’s rights, title and interest to the High Dose Products, including without limitation, in respect of the High Dose Products only all (i) formulations, (ii) specifications, (iii) records, (iv) applications with the U.S. Food and Drug Administration, (v) patents, (vi) patent applications, which are owned by, licensed to, or used by Seller with the regard to the High Dose Products and (vii) existing inventory of the High Dose Products subject to Buyer repacking of the same for sale under its labeling (the “Inventory”), each as specifically identified on Schedule 1.1. For elimination of all doubt, Buyer agrees to be totally responsible for the disposition of all Inventory, and hereby fully indemnifies Seller and Cadila Healthcare Limited for repackaging and selling of such Inventory.

2.                                      Assumption of Liabilities.

2.1                     Assumption of Liabilities by Buyer. At the Closing, Seller will transfer, sell and assign to Buyer all of Seller’s rights, title and interest in and to the Assets, and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Buyer will assume and begin to pay, perform, satisfy and discharge the liabilities and obligations of Seller with respect to ownership of the Assets existing as of the Effective Date as set forth on Schedule 2.1 and that arise or accrue on or after the Closing Date, including without limitation, any and all regulatory responsibility for the High Dose Products (collectively, the “Assumed Liabilities”). For the avoidance of doubt, “Assumed Liabilities” shall not include any of Seller’s or Cadila Healthcare Limited’s contractual liabilities whatsoever, directly or indirectly, existing prior to or after the Closing Date (the “Contractual Liabilities”).

2.2                         Excluded Liabilities. Except for the Assumed Liabilities, Buyer is not assuming or agreeing to pay, perform, assume or discharge, or otherwise be responsible for, any debts, liabilities or obligations of Seller with respect to the Assets or otherwise, fixed or contingent, known or unknown, including but not limited to (i) the Contractual Liabilities; (ii) any third party creditor claims accrued by the Seller prior to the Closing (“Third Party Creditor Claims”); (iii) any contingent or existing liabilities resulting from Seller’s performance or breach of any agreement, contract or commitment arising or accruing prior to the Closing; and (iv) any liability of Seller for any Taxes (collectively, the “Excluded Liabilities”). Seller and Cadila Healthcare Limited shall be responsible for any and all Excluded Liabilities.

3.                                      Purchase Price and Royalty Payments

3.1                       Purchase Price. As consideration for the sale and purchase of the Assets, Buyer shall pay to Seller the following (the “Purchase Price”):

(a)                         a one-time fee at Closing which is equal to Seller’s attorneys fees and costs related to the Litigation plus the cost of Seller’s existing inventory of High Dose Products, as detailed and set forth on Schedule 3.1 (the “Initial Cash Payment”), provided, that the Initial Cash Payment shall not exceed $1,100,000 Such Initial Cash Payment shall be nonrefundable upon payment, irrespective of any termination of this Agreement or the License Agreement entered into by the Parties concurrent herewith, provided however that the nonrefundable nature of such Initial Cash Payment shall not preclude Buyer from seeking any damages in the event of a breach of mis Agreement by Buyer or Cadila Healthcare Limited;

(b)                         after the Closing and calculated beginning as of May 12, 2008, a continuing royalty payment to be paid on a quarterly basis equal to ***% (the “Royalty Amount”) of Net Sales in the U.S. (the “Royalties”) from the High Dose Products and the Buyer Dosage Forms (collectively, the “Royalty Bearing Products”). Notwithstanding the foregoing, the Royalty Amount shall be subject to the following adjustment from time to time upon written notice from Buyer to Seller:

(i)                   For any specific strength and/or SKU product falling in the Royalty Bearing Products, upon the entrance of the first third-party generic provider of such specific product after the Closing, or upon the first Settlement Event with respect to such specific product after the Closing, the Royalty Amount for that specific product shall be reduced by ***%, resulting in a royalty rate for that specific product of ***%, with the royalty rate for all other products falling in the Royalty Bearing Products remaining at ***%;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(ii)                For any specific strength and/or SKU product falling in the Royalty Bearing Products, upon the entrance of the second third-party generic provider of such specific product after the Closing, or upon the second Settlement Event with respect to such specific product after Closing, the Royalty Amount for that specific product shall be reduced by an additional ***% (i.e. for a cumulative royalty rate of ***% on such specific product), with the royalty rate for all other products falling in the Royalty Bearing Products being at ***% if (i) applies but (ii) does not apply, or ***% if neither (i) or (ii) applies; and

(iii)             For any specific strength and/or SKU product falling in the Royalty Bearing Products, upon the entrance of the third third-party generic provider of such specific product after the Closing, or upon the third Settlement Event with respect to such specific product after Closing, the Royalty Amount for that specific product shall be reduced by an additional ***% (i.e., for a cumulative royalty rate of ***% on such specific product), with the royalty rate for all other products falling in the Royalty Bearing Products being at ***% if (it) applies, *** if (i) applies but (ii) does not apply, or *** if neither (i) or (ii) applies.

(c)                            Within *** days after the beginning of each calendar quarter, Buyer shall calculate and pay to Seller the Royalties that are due on Net Sales received during the just-concluded calendar quarter. Payments of Royalties shall be accompanied by a report showing in reasonable detail an accounting of the Royalties paid and Royalty Bearing Products sold by Buyer and its Affiliates. For as long as Buyer is paying Seller the Royalties and for a period of *** years thereafter, Buyer shall keep at its usual place of business, accurate and complete accounts and records of the Royalty Bearing Products sold by Buyer and its Affiliates, Buyer’s related accounts receivable and collections thereof. Seller shall have the right to appoint an independent certified public accountant, upon *** business days notice, during regular business hours, to inspect and audit the accounts and records of Buyer solely relating to the sale of the Royalty Bearing Products, at Seller’s sole expense, and such representatives shall be entitled to take copies of and abstracts from any such records, all subject to reasonable restrictions to preserve confidentiality as may be imposed by Buyer. If Buyer defaults in any of its monetary obligations under this Section 3, and if such default of such obligations is not fully rectified within *** days after receiving notice from Seller of Buyer’s default under this Section 3, Seller is entitled to take any legal action against Buyer in a court of competent jurisdiction under this Agreement. If Seller obtains a favorable judgment in such court of competent jurisdiction, and/or on appeal from such lower court judgment, Buyer agrees to pay Seller all of its attorneys fees and costs in obtaining such favorable lower court judgment and/or favorable judgment upon appeal. Seller further agrees that any damages resulting from such breach, and any attorney fees and costs, shall be reimbursed taking into account interest that would have accrued on the sums but for the breach.

3.2                          Allocation of Purchase Price. No later than *** days following the closing on the transfer of the Assets, Buyer and Seller mutually agree to allocate the Purchase Price among the Assets for tax purposes in accordance with Schedule 3.2. Buyer and Seller will file all tax returns (including amended returns and claims for refund) in a manner consistent with the allocation and will cooperate in the preparation of Treasury Form 8594 for timely filing with each of their respective federal income tax returns and any comparable foreign, state or local tax filings.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.                                      Closing.

4.1                                                  General. Subject to the terms and conditions of this Agreement, the Closing will occur upon as of 5:00 p.m. eastern time within 5 business days following validation of this Agreement by a third-party antitrust counsel acceptable to both parties (the “Closing Date”). Between the date of this Agreement and the Closing Date, neither party will engage in any act having a Material Adverse Effect on this Agreement.

4.2                                                  Closing Deliveries. At the Closing:

(a)                            Buyer shall pay to Seller the Initial Cash Payment as specified in Section 3.1(a) via wire transfer in immediately available funds;

(b)                            Seller shall deliver to Buyer a certificate of the Secretary of Seller, dated the Closing Date, setting forth resolutions of the Board of Directors authorizing Seller to enter into this Agreement and the transactions contemplated herein and certifying that such resolutions were duly adopted and have not been rescinded or amended;

(c)                             Seller shall deliver to Buyer a certificate of the Secretary of Seller attesting to the incumbency and signature of each officer of Seller who shall execute this Agreement or any other document or certificate in connection with the Closing;

(d)                            Seller shall deliver to Buyer and Buyer shall deliver to Seller an executed copy of the Bill of Sale, Assignment and Assumption Agreement (“Bill of Sale”) transferring title to the Assets, in the form attached hereto as Exhibit B;

(e)                             Seller shall deliver to Buyer an executed copy of the Assignment of Intellectual Property set forth at Exhibit C transferring title to the intellectual property, in the form attached hereto as Exhibit C;

(f)                              Seller shall deliver to Buyer any and all third party consents that are necessary to effectuate the Contemplated Transactions, as detailed and set forth on Schedule 4.2(f);

(g)                             Seller and Cadila Healthcare Limited shall deliver to Buyer and Buyer shall deliver to Seller and Zydus an executed copy of the License Agreement, in the form attached hereto as Exhibit A; and

(h)                            Seller and Cadila Healthcare Limited shall execute and deliver all such further documents, instruments and agreements which may be reasonably requested by Buyer in order to effectuate the Contemplated Transactions.

5.                                      Representations and Warranties of Seller and Cadila Healthcare Limited Seller and Cadila Healthcare LLC, jointly and severally, hereby represent and warrant to Buyer as follows:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

5.1                                  Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of State of New Jersey, U.S.A. Cadila Healthcare Limited is a corporation duly organized, validly existing and in good standing under the laws of India.

5.2                                  Authorization. Seller and Cadila Healthcare Limited each has all requisite power and authority to execute and deliver the Transaction Agreements, to consummate the Contemplated Transactions and to perform fully their obligations under this Agreement and the other Transaction Agreements. The execution, delivery and performance of the Transaction Agreements by Seller and Cadila Healthcare Limited and the consummation by Seller and Cadila Healthcare Limited of the Contemplated Transactions have been duly authorized by all necessary corporate action of Seller and Cadila Healthcare Limited and no other board of directors, stockholder or other corporate proceedings by or on behalf of Seller or Cadila Healthcare Limited are necessary to authorize the execution, delivery or performance of the Transaction Agreements or the consummation of the Contemplated Transactions. The Transaction Agreements constitute the valid and legally binding obligation of Seller and Cadila Healthcare Limited, enforceable against Seller and Cadila Healthcare Limited in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally; and (b) general principles of equity (regardless of whether the enforceability is considered in a proceeding at law or in equity).

5.3                                  No Conflict. The execution, delivery and performance of the Transaction Agreements by Seller and Cadila Healthcare Limited and the consummation by Seller and Cadila Healthcare Limited of the Contemplated Transactions: (a) will not violate or conflict with any provision of the Seller’s or Cadila Healthcare Limited’s corporate organizational documents; (b) will not violate any of the terms, conditions or provisions of any law, rule, statute, regulation, order, writ, injunction, judgment or decree of any Governmental Authority; and (c) will not conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any of the terms, conditions or provisions of any contract in which Seller or Cadila Healthcare Limited or any of their respective Affiliates is a party or subject to. No authorization, approval, order, license, permit, franchise or consent of, and no registration, declaration or filing with, any Governmental Authority, or any other third party, is required in connection with Seller’s or Cadila Healthcare Limited’s execution, delivery and performance of the Transaction Agreements and the consummation of the Contemplated Transactions.

5.4                                  Title to Assets: Encumbrances.

(a)                                    Seller has good and marketable title to the Assets free and clear of any mortgage, pledge, security interest, title defect or objection, lien, charge or encumbrance of any kind, including without limitation, any lease, license or other right of possession or use, or any conditional sales contract or other title or interest retention arrangement (collectively, “Liens”).

(b)                                    No third party has any rights to purchase any of the Assets, or any interest in or portion of the Assets, including, but not limited to, rights of first offer or first refusal.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(c)                                     Neither Seller nor Cadila Healthcare Limited has licensed, assigned or granted any rights to the Assets to any third party.

(d)                                    The Assets constitute all of the assets related to the High Dose Products.

5.5                                  Litigation

(a)                                    Except for the Litigation, there is no action, suit, inquiry, litigation, proceeding, investigation or claim by or before any Governmental Authority, pending or, to Seller’s knowledge, threatened in law, equity or otherwise, against Seller, or any Affiliate of Seller (i) relating to the Assets or the Contemplated Transactions; (ii) that could reasonably be expected to have a Material Adverse Effect; or (iii) that might cause the rescission of any of the Transaction Agreements or could require Buyer to divest itself of any or all of the Assets to be acquired under this Agreement.

(b)                                    Except for the Litigation, neither Seller, Cadila Healthcare Limited nor any Affiliate of Seller or Cadila Healthcare Limited is subject to any judgment, order or decree entered in any lawsuit or proceeding (i) relating to the Assets or the Contemplated Transactions; (ii) that could reasonably be expected to have a Material Adverse Effect; or (iii) that might cause the rescission of any of the Transaction Agreements or could require Buyer to divest itself of any or all of the Assets to be acquired under this Agreement.

5.6                                  Compliance with Laws; Absence of Defaults: Etc.

(a)                                    Neither Seller nor Cadila Healthcare Limited is in violation of any applicable federal, state, local or foreign law, rule, regulation, or ordinance, or any judgment, writ, decree, injunction, order or any other requirement of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect, cause the rescission of any of the Transaction Agreements or could require Buyer to divest itself of any or all of the Assets acquired under this Agreement

(b)                                    Neither Seller nor Cadila Healthcare Limited is in default in respect of the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness, indenture, lease, loan or other agreement or instrument to which Seller is a party or under which Seller or any of the Assets is bound, in any respect that could have a Material Adverse Effect, cause the rescission of any of the Transaction Agreements or could require Buyer to divest itself of any or all of the Assets acquired under this Agreement.

5.7                                  No Misrepresentation. None of the representations, warranties or statements of Seller or Cadila Healthcare Limited in this Agreement omits to state a material fact necessary to make such statements not misleading.

5.8                          Intellectual Property. Seller owns, licenses or otherwise possesses requisite rights in and to all of the Intellectual Property as set forth at Schedule l.l associated with the Assets (the “IP Assets”). Seller possesses all right, title and interest in the IP Assets free and clear of any lien or other ownership interest of any third person. The Seller has not granted to any person any license, option or other right in or with respect to any of the IP Assets. Other

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

than the IP Assets which the Seller owns, holds a license to or has other requisite rights of use, as applicable, there is no other Intellectual Property used or necessary for the ownership and use of the Assets.

5.9                                  Inventory. The Inventory consists of all of the High Dose Products owned by Seller or in Seller’s possession or control and such Inventory is good, usable, merchantable and saleable in the ordinary course of business. Inventory transferred under this Agreement is subject to Buyer repacking of the same for sale under its labeling. For elimination of all doubt, Buyer agrees to be totally responsible for the disposition of all Inventory, and hereby full indemnifies Seller and Cadila Healthcare Limited for repackaging and selling of such Inventory.

5.10                           Disclosure. To the knowledge of Seller and Cadila Healthcare Limited, there is no fact that has specific application to Seller or Cadila Healthcare Limited, or either of their Affiliates, that would have or likely to result in a Material Adverse Effect that has not been set forth in this Agreement or in the schedules attached hereto.

6.                                      Representations and Warranties of Buyer. Buyer represents and warrants to Seller and Cadila Healthcare Limited as follows:

6.1                                  Buyer’s Organization and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite limited liability company power and lawful authority to execute and deliver the Transaction Agreements, to consummate the Contemplated Transactions and to perform fully its obligations under this Agreement and the other Transaction Agreements.

6.2                                  Authorization of Agreement The execution, delivery and performance of the Transaction Agreements by Buyer and the consummation by Buyer of the Contemplated Transactions have been duly authorized by all necessary corporate action of Buyer, and no other board of directors, stockholder or other corporate proceedings by or on behalf of Buyer are necessary to authorize the execution, delivery or performance of the Transaction Agreements or the consummation of the Contemplated Transactions. The Transaction Agreements constitute the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

6.3                                  No Conflict. The execution, delivery and performance of the Transaction Agreements by Buyer and the consummation by Buyer of the Contemplated Transactions will not: (a) violate or conflict with any provisions of the certificate of incorporation or by-laws of Buyer, each as amended; (b) violate any of the terms, conditions or provisions of any law, rule, statute, regulation, order, writ, injunction, judgment or decree of any Governmental Authority; or (c) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any of the terms, conditions or provisions of any material contract of Buyer. No authorization, approval, order, license, permit, franchise or consent of, and no registration, declaration or filing with, any Governmental

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Authority, is required in connection with Buyer’s execution, delivery and performance of the Transaction Agreements and the consummation of the Contemplated Transactions.

6.4                          No Misrepresentation. None of the representations, warranties or statements of Buyer in this Agreement omits to state a material fact necessary to make such statements not misleading.

7.                                      Conditions to Closing

7.1                          Buyer’s Conditions to Closing. Buyer specifies the following conditions, among other conditions, to the obligation of Buyer to purchase the Assets and to perform the other covenants and obligations to be performed by Buyer under this Agreement prior to or at the Closing:

(a)                            Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement as of the Closing Date will be true and correct in all material respects, and Seller will have performed in all material respects all agreements and covenants required under this Agreement to be performed by it prior to or on the Closing Date.

(b)                            Qualifications and Consents. All authorizations, approvals or permits, if any, of any Governmental Authority and all consents of third parties that are required in connection with the sale of the Assets and the transactions contemplated under this Agreement will have been obtained by Seller and will be effective on and as of the Closing Date, and copies of the authorizations, approvals and permits will have been delivered to Buyer.

(c)                             Proceedings and Documents. All necessary proceedings in connection with the transactions contemplated under this Agreement to occur at the Closing, and all documents and instruments incident to the transactions, will be in form and substance reasonably satisfactory to Buyer, and Buyer will have received all counterpart originals or certified or other copies of any documents as it may reasonably request.

(d)                            Closing Deliveries. All of Seller’s closing deliveries pursuant to Section 4.2 shall have been delivered to Buyer to the reasonable satisfaction of Buyer and its counsel.

7.2                          Seller’s Conditions to Closing. Seller specifies the following conditions, among other conditions, to the obligation of Seller to sell the Assets and to perform the other covenants and obligations to be performed by Seller under this Agreement prior to or at the Closing:

(a)                            Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement as of the Closing will be true and correct in all material respects, and Buyer will have performed all agreements and covenants required under this Agreement to be performed by it prior to or at the Closing Date in all material respects.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(b)                            Qualifications and Consents. All authorizations, approvals or permits, if any, of any Governmental Authority and all consents of third parties that are required in connection with the purchase of the Assets and the transactions contemplated under this Agreement will have been obtained by Buyer and will be effective on and as of the Closing Date, and copies of the authorizations, approvals and permits will have been delivered to Seller.

(c)                             Proceedings and Documents. All necessary proceedings in connection with the transactions contemplated under this Agreement to occur at the Closing, and all documents and instruments incident to the transactions, will be in form and substance reasonably satisfactory to Seller, and Seller will have received all counterpart originals or certified or other copies of any documents as it may reasonably request.

(d)                            Closing Deliveries. All of Buyer’s closing deliveries pursuant to Section 4.2 shall have been delivered to the reasonable satisfaction of Seller and its counsel.

8.                                      Further Agreements of the Parties.

8.1                          Public Announcements. None of Seller, Cadila Healthcare Limited or Buyer will, without the prior written approval of the other party, permit any of their respective officers, directors or employees to make any public statement (other than non-written discussions with analysts and investors) or issue any press release with respect to the Contemplated Transactions, unless the statement or release is issued jointly by Seller, Cadila Healthcare Limited and Buyer or the statement is required by law, rule or regulation (provided that the other party will, to the extent practicable, be given an opportunity to review and consent to the required statement or release).

8.2                          Expenses. The parties to this Agreement will bear their respective expenses incurred in connection with the preparation, execution and performance of the Transaction Agreements and the settlement of the Litigation and the consummation of the Contemplated Transactions, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants, except as otherwise specifically provided in this Agreement. For the avoidance of all doubt, such exception includes Seller’s right to attribute any such expenses against the capped Initial Cash Payment set forth at 3.1(a) of this Agreement.

8.3                          Third Party Litigation Pertaining to the Assets or Transfer of the Assets. With respect to any third party litigation or actions pertaining to the Assets transferred herein, or pertaining to transfer of the Assets under this Agreement, whether brought by a party to this Agreement, or brought by the third party, each participating party to this Agreement in the litigation and/or action will bear its own costs and expenses. Either party to this Agreement may chose to settle such litigation or action, or, if possible, to opt out of such litigation or action, without regard to the position of the other party and without the need for consent by the other party. Each party to this Agreement agrees, however, to cooperate with the other party who decides to defend against, or prosecute, such third party action.

8.4                          Further Assurances. From and after the Closing Date, Seller and Cadila Healthcare Limited, on the one hand, and Buyer, on the other hand, agree to execute and deliver additional documents and instruments and to take any others action that are commercially

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

reasonable, as Buyer or Seller and Cadila Healthcare Limited, as the case may be, may reasonably request to effectuate the Contemplated Transactions, including without limitation, any and all notice filings, consents, applications and other correspondence to be submitted to the U.S. Food and Drug Administration.

8.5                          Restrictive Covenants in the United States

(a)                          Non-Competition.

(i)                            Following the Closing Date, none of Seller, Cadila Healthcare Limited, any Affiliate of Seller, or any Affiliate of Cadila Healthcare Limited shall engage, directly or indirectly, either as principal, agent, proprietor, shareholder, owner, partner, consultant, member or manager, or participate in the ownership or control of any business that engages in the Competing Services in the United States. For avoidance of any doubt, such provision shall not be construed to apply to individual employees of Seller or Cadila Healthcare Limited.

(ii)                         For the purposes of this Agreement:

(A)                     the term “Competing Services” means the ownership, manufacturing, marketing, offering, distribution, selling or any other commercial exploitation of dosage forms that are equivalent to the High Dose Products in the United States.

(b)                          Remedies. If Seller, Cadila Healthcare Limited, an Affiliate of Seller, or an Affiliate of Cadila Healthcare Limited breaches or threatens to breach any of the provisions of this Section 8.5 (the “Restrictive Covenants”), Buyer will have the following independent and severally enforceable rights and remedies in addition to and not in lieu of any other rights and remedies available to Buyer under law, in equity, or this Agreement:

(i)                            Buyer shall have the right and remedy to have the Restrictive Covenants specifically enforced by a court of competent jurisdiction. Seller (on behalf of itself and its Affiliates) and Cadila Healthcare Limited (on behalf of itself and its Affiliates) agree not to raise a defense that Buyer has an adequate remedy at law if a breach or threatened breach of the Restrictive Covenants occurs;

(ii)                         Seller (on behalf of itself and its Affiliates) and Cadila Healthcare Limited (on behalf of itself and its Affiliates) acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that all or any portion of the Restrictive Covenants is invalid or unenforceable, the remainder of the Restrictive Covenants will not be affected and will be given full effect without regard to the invalid portions;

(iii)                      If any court determines that all or any portion of the Restrictive Covenants in the United States is unenforceable because of the duration or geographic scope of the provision, the court will have the power to reduce the duration or scope of the provision, as the case may be, and, in its reduced form, the provision will then be enforceable; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(iv)                     Buyer and Seller (on behalf of itself and its Affiliates) and Cadila Healthcare Limited (on behalf of itself and its Affiliates) confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If a court holds the Restrictive Covenants unenforceable for any reason, Seller and Cadila Healthcare Limited agree that this determination will not bar or affect Buyer’s right to the relief (under this Section 8.5) in the other respective jurisdictions. Each Restrictive Covenant as it relates to each jurisdiction will be, for this purpose, severable into diverse and independent covenants.

8.6                          Confidentiality.

(a)                            Following the Closing, Seller, Cadila Healthcare Limited and Buyer shall hold, and shall cause its Affiliates, attorneys, accountants or other agents or authorized representatives to hold, in strict confidence, and not disclose to any third party or use for any purpose without the express prior written consent of the other party, the confidential information provided to Buyer by Seller and Cadila Healthcare Limited in connection with entering into this Agreement and closing the Contemplated Transactions, except as may be required by applicable law or as otherwise contemplated herein.

(b)                            Following the Closing, without the express prior written consent of the other party, no party shall provide any person a copy of this Agreement or communicate to any person the contents of this Agreement, except to its Affiliates, attorneys, accountants or other agents or authorized representatives on a need to know basis (all of whom shall have agreed to comply with the provisions of this Section 8.6), as required in connection with the Litigation, as required by applicable law or as otherwise contemplated herein.

9.                                      Indemnification.

9.1                          Indemnification by Seller and Cadila Healthcare Limited. Seller and Cadila Healthcare Limited, jointly and severally, hereby agrees to indemnify and hold harmless Buyer and its Affiliates and their respective successors, assigns, shareholders, officers, directors, employees and agents (collectively, “Buyer Indemnitees” and individually a “Buyer Indemnitee”) from and against and in respect of any Damages suffered, sustained, incurred or paid by Buyer Indemnitees, including without limitation any Damages in any action or proceeding between any Buyer Indemnitee and Seller and Cadila Healthcare Limited or their assigns, successors or Affiliates or between any Buyer Indemnitee and a third party, in each case in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy or breach of any representation or warranty contained in Section 5 hereof or any exhibit attached hereto or (ii) the breach of any covenant made by Seller or Cadila Healthcare Limited in this Agreement or any exhibit attached hereto.

9.2                          Indemnification by Buyer. Buyer hereby agrees to indemnify and hold harmless Seller and its Affiliates and their respective successors, assigns, shareholders, officers, directors, employees and agents (collectively, “Seller Indemnitees” and individually a “Seller Indemnitee”) from and against and in respect of any Damages suffered, sustained, incurred or paid by Seller Indemnitees, including without limitation any Damages in any action or proceeding between any Seller Indemnitee and Buyer or any of their assigns, successors or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Affiliates or between any Seller Indemnitee and a third party, in each case in connection with, resulting from or arising out of, directly or indirectly, (i) the inaccuracy or breach of any representation or warranty contained in Section 6 hereof or in any exhibit attached hereto, or (ii) the breach of any covenant made by Buyer in this Agreement or in any exhibit attached hereto.

9.3                          Notices. The applicable Indemnitee shall give written notice to applicable indemnitor of any claim or commencement of any action, suit or proceeding with respect to a third party (a “Third Party Claim”) in respect of which indemnity may be sought hereunder and will give indemnitor such information with respect thereto as indemnitor may reasonably request. Such notice shall he given within thirty (30) days of the date on which such Indemnitee received notice of such Third Party Claim; provided that failure to give such notice shall not relieve indemnitor of any liability hereunder except to the extent the indemnitor is materially prejudiced by such failure. The indemnitor shall have thirty (30) days after receipt of such notice to notify the applicable Indemnitee if it has elected to assume the defense of such Third Party Claim. If the indemnitor elects to assume the defense of such Third Party Claim, the indemnitor shall be entitled at its own expense to conduct and control the defense and settlement of such Third Party Claim through counsel of its own choosing; provided that, the Indemnitee may participate in the defense of such Third Party Claim with its own counsel at its own expense. If the indemnitor fails to notify the Indemnitee within thirty (30) days after receipt of the Indemnitee’s notice of a Third Party Claim, the Indemnitee shall be entitled to assume the defense of such Third Party Claim at the expense of the indemnitor. Indemnitor shall not, without the Indemnitee’s prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate such action, suit or proceeding unless indemnitor has given Indemnitee reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of the Indemnitee from any liabilities arising out of such action, suit or proceeding and does not require a payment by the Indemnitee. Indemnitor will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnitee, without the Indemnitee’s prior written consent. The Indemnitee will not, without indemnitor’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate such action, suit or proceeding.

10.                               Miscellaneous

10.1                   Entire Agreement. The Transaction Agreements (together with the Exhibits) contain, and are intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for in this Agreement, and supersede any previous written and verbal agreements and understandings between the parties with respect to those matters.

10.2                   No Application to Seller’s 200mg Ribavirin Products. For avoidance of any doubt, nothing in this Agreement shall be construed to limit or impinge upon Buyer’s ability to sell 200mg ribavirin in any form or SKU.

10.3                   Governing Law: Consent to Jurisdiction. The Transaction Agreements will be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflicts of law principles. Subject to the provisions of

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Section 8.4(b), both Buyer and Seller irrevocably submit to the jurisdiction of the federal courts located in the Eastern District of Virginia, United States of America, for the purpose of any suit, action or other proceeding arising out of or based on the Transaction Agreements or their subject matter. Buyer and Seller, to the extent permitted by applicable law, waive, and each agrees not to assert by way of motion, as a defense, or otherwise, in any suit, action or proceeding brought in the above-named courts, any claim that: (a) it is not subject personally to the jurisdiction of those courts; (b) the suit, action or proceeding is brought in an inconvenient forum; (c) the venue of the suit, action or proceeding is improper, or (d) the Transaction Agreements or their subject matter may not be enforced in or by those courts.

10.4                   Survival The representations and warranties in this Agreement and in any exhibit delivered in connection herewith and the indemnification obligations with respect thereto, shall survive the Closing for a period of 24 months, except for (i) the representations and warranties pursuant to Section 5.7 and the indemnification obligations with respect thereto, which shall continue until the expiration of the applicable statute of limitations relating to the claim or matter and (ii) the actual fraud of the Seller, in which case claims with respect to the Seller shall continue until the expiration of the applicable statute of limitations relating to the cause of action giving rise to the Damages.

10.5                   Headings The section headings of the Transaction Agreements are for reference purposes only and are to be given no effect in the construction or interpretation of the Transaction Agreements.

10.6                   Notices. All notices and other communications under the Transaction Agreements will be in writing and will be deemed given when delivered personally, mailed by registered or certified mail, return receipt requested, or sent by recognized overnight delivery service to the parties at the following addresses (or to another address that a party may specify by notice given to the other party in accordance with this provision):

If to Seller and Cadila Healthcare Limited to:

Zydus Pharmaceuticals USA Inc.

210 Carnegie Center

Suite 103

Princeton, NJ 08540

Attn: Joseph Renner, CEO

with a copy to:

Cadila Healthcare Limited

Zydus Tower Satellite Cross Roads

Ahmedabad 380 015

India

Attn: Aran Parikh, General Counsel

and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Kelley, Drye & Warren

400 Atlantic Street

Stamford, CT 06901-3229

Attn: Steven Moore

If to Buyer to:

Three Rivers Pharmaceuticals, LLC

301 Commerce Park Drive

Cranberry Township, PA 16066

Facsimile: (724) 778-6101

Attn: Paul F. Fagan, Executive Vice President and General Counsel

with a copy to:

Arent Fox LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036

Facsimile: 202-857-6395

Attn: Richard Berman, Esq.

10.7                   Severability. Any provision of the Transaction Agreements that is invalid or unenforceable will be ineffective to the extent of that invalidity or unenforceability but the invalidity or unenforceability will not affect in any way the remaining provisions of the Transaction Agreements, if that invalidity or unenforceability does not deny either party the material benefits of the transactions for which it has bargained.

10.8                   Amendment: Waiver. No provision of the Transaction Agreements may be amended or modified except by an instrument or instruments in writing signed by the parties. Either party may waive compliance by the other with any of the provisions of the Transaction Agreements. No waiver of any provision of a Transaction Agreement will be construed as a waiver of any other provision. Any waiver must be in writing and signed by the party granting the waiver. Electronic mail will not be deemed a “writing” for purposes of this Section 10.8.

10.9                   Assignment and Binding Effect. Neither party may assign any of its rights or delegate any of its duties under the Transaction Agreements without the prior written consent of the other party. All of the terms and provisions of the Transaction Agreements will be binding on the respective successors and permitted assigns of the parties.

10.10            No Benefit to Others. The representations, warranties, covenants and agreements contained in the Transaction Agreements are for the sole benefit of the parties and their respective successors and assigns and they will not be construed as conferring, and are not intended to confer, any rights on any other person.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

10.11            Counterparts. This Agreement may be executed in counterparts, including facsimile counterparts. Each executed counterpart shall have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.

10.12            Certain Definitions. The following terms, as used in this Agreement, have the following meanings:

“Affiliate” with respect to any person, means any person that controls, is controlled by, or is under common control with that person, directly or indirectly. For purposes of this definition, “control” and its various inflected forms shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise.

“Assets” has the meaning given in Section 1.1.

“Assumed Liabilities” has the meaning given in Section 2.1.

“Bill of Sale” has the meaning given in Section 4.2(d).

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York on which banking institutions located in that state are closed.

“Buyer Dosage Forms” means 400 mg and 600 mg ribavirin dosage forms for sale in the United States, including combination packs of the same, owned or licensed before the execution of this Agreement and the License Agreement executed concurrent herewith as consideration of this Agreement, as well as all new combination packs, and all new future ribavirin strengths and stockkeeping units over 400 mg for sale in the United States, owned by, or licensed from a third party by, Buyer.

“Buyer Indemnitee” has the meaning given in Section 9.1.

“Closing” has the meaning given in Section 4.1.

“Closing Date” has the meaning given in Section 4.1.

“Competing Services” has the meaning given in Section 8.5(a)(ii)(A).

“Contemplated Transactions” has the meaning given in Section 1.

“Damages” means any losses, liabilities, actions, suits, proceedings, demands, assessments, judgments, claims, Taxes and costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and disbursements and costs of investigation and analysis, incurred by a party, but excluding costs and expenses related to employee salary expenses or other customary overhead expenses in connection with such investigation and analysis.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Excluded Liabilities” has the meaning given in Section 2.2.

“Excluded Party” means a Governmental Authority to which a Buyer Dosage Form comprising a combination pack or bottles of tablets of 400 mg or greater is sold.

“Governmental Authority” means any federal, state, or local United States government or political subdivision, or purchasing agent thereof, and any agency, department, division, court, tribunal or instrumentality of any such government or political subdivision.

“High Dose Products” means 400 mg, 500 mg and 600 mg ribavirin dosage forms for sale in the United States, owned or licensed by Seller in the United States before the execution of this Agreement and before the License Agreement executed concurrent herewith (as consideration of this Agreement), including any combination packs of the same.

“Intellectual Property” means any U.S. patents and patent applications listed at Schedule 1.1, and any and all renewals, extensions, and restorations thereof.

“Knowledge” or “Known” means a matter that the applicable party (1) is actually aware of or should have been aware of after due inquiry by the applicable party’s executive officers, or (2) received written notice of.

“Liabilities” means direct or indirect debts, obligations or liabilities of any nature, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown.

“Liens” has the meaning given in Section 5.4(a).

“Material Adverse Effect” means any change or effect that, individually or in the aggregate, is, or is reasonably likely to be, materially adverse to (i) the Assets, (ii) either party’s ability to perform its obligations under any Transaction Agreement, or (iii) Buyer’s ability to commercially exploit the High Dose Products after the Closing Date.

“Net Sales” means the U.S. net sales for a Royalty Bearing Product as reported by Buyer in its U.S. financial statements under U.S. General Accepted Accounting Procedure (GAP), and incorporates, to the extent related to the *** and *** which were *** on the *** under the *** (whether or not separately invoiced). Buyer is prohibited from the *** of the *** for the *** of ***. Notwithstanding, the foregoing, “Net Sales” shall not include sales of to any Excluded Party, which for all avoidance of doubt, is limited to Governmental Authorities.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group.

“Purchase Price” has the meaning given in Section 3.1.

“Restrictive Covenants” has the meaning given in Section 8.5(b).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

“Seller Indemnitee” has the meaning given in Section 9.2.

“Settlement Event” means the occurrence in which the Buyer has entered into a settlement arrangement with a potential generic provider of the Royalty Bearing Products which results in no market entry by such potential generic provider.

“Tax” or “Taxes” means any and all taxes, charges, Fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer, registration and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person.

“Third Party Claim” has the meaning given in Section 9.3.

“Transaction Agreements” means this Agreement, the Bill of Sale, the Assignment of Intellectual Property, the License Agreement and the binding Memorandum of Understanding executed May 12, 2008.

10.13            Interpretation Article titles, headings to sections and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Exhibits referred to in this Agreement will be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim in this Agreement. As used in this Agreement, the terms “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by those words or words of like import; the terms “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a person are also references to its successors and assigns; references to any gender include the other; the singular includes the plural and vice versa, except as the context may otherwise require; references to any agreement or other document are to that agreement or document as amended and supplemented from time to time; references to the terms “Article,” “Section” or another subdivision or to an “Exhibit” are to an article, section or subdivision of this Agreement or to an “Exhibit” to this Agreement.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, the undersigned have caused this Asset Purchase Agreement to be executed as of the date first above written.

SELLER:

ZYDUS PHARMACEUTICALS USA, INC.

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	CEO

ZYDUS:

CADILA HEALTHCARE LIMITED D/B/A ZYDUS-CADILA

By:	/s/ Pankaj R. Patel
Name:	PANKAJ R. PATEL
Title:	MANAGING DIRECTOR

BUYER:

THREE RIVERS PHARMACEUTICALS, LLC

By:	/s/ Paul F. Fagan
Name:	Paul F. Fagan, J.D., CPA
Title:	Executive Vice President/General Counsel

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Pursuant to Item 601(b)(2) of Regulation S-K, we have omitted schedules (or similar attachments) to this agreement that are immaterial to an investment decision and which are not otherwise disclosed in the prospectus. The omitted schedules (or similar attachments) relate to:

•                  Exhibit A: License Agreement

•                  Exhibit B: Bill of Sale

•                  Exhibit C: Assignment of Intellectual Property

•                  Schedule 1.1: Assets

•                  Schedule 2.1: Assumed Liabilities

•                  Schedule 3.1: Initial Cash Payment

•                  Schedule 3.2: Allocation of Purchase Price

•                  Schedule 4.2(f): Third Party Consents

We will furnish supplementally a copy of any omitted schedule to the Commission upon request.